      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 14, 2001
                                                      REGISTRATION NO. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------


                         OIL STATES INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                            76-0476605
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                               THREE ALLEN CENTER
                           333 CLAY STREET, SUITE 3460
                              HOUSTON, TEXAS 77002
          (Address of principal executive offices, including zip code)


                                   ----------


                         OIL STATES INTERNATIONAL, INC.
                           DEFERRED COMPENSATION PLAN;
                            (Full title of the plan)

                                 CINDY B. TAYLOR
                         OIL STATES INTERNATIONAL, INC.
                               THREE ALLEN CENTER
                           333 CLAY STREET, SUITE 3460
                              HOUSTON, TEXAS 77002
                     (Name and address of agent for service)

                                 (713) 652-0582
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                                 Scott N. Wulfe
                             Vinson & Elkins L.L.P.
                         1001 Fannin Street, Suite 2300
                              Houston, Texas 77002
                                 (713) 758-2222

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                                     PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
             TITLE OF SECURITIES                  AMOUNT TO BE        OFFERING PRICE       AGGREGATE OFFERING    REGISTRATION
             TO BE REGISTERED(1)                  REGISTERED(2)         PER SHARE               PRICE(2)             FEE
-------------------------------------------------------------------------------------------------------------------------------
Deferred Compensation Obligations.........
Common Stock, par value $.01 per share....
                                                  -----------             ----                 -----------          ------
       Total..............................        $10,000,000             100%                 $10,000,000          $2,500
===============================================================================================================================

(1) The Deferred Compensation Obligations of the Registrant to pay deferred compensation in the future in accordance with the terms of the Oil States International, Inc. Deferred Compensation Plan.

(2) The amount to be registered is estimated solely for the purpose of calculating the amount of the registration fee and includes such indeterminate number of shares of the Registrant's Common Stock as may be issued at indeterminate prices from time to time as one of the various investment options for participants in the Oil States International, Inc. Deferred Compensation Plan.



================================================================================

                                  INTRODUCTION

         We are filing this Registration Statement because of the uncertainty as to whether the Obligations (as defined below) would or should be considered "securities" or be subject to registration under the Securities Act of 1933, as amended (the "Securities Act"). The filing of this Registration Statement is not an admission by us that the Obligations are securities or are subject to the registration requirements of the Securities Act.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         Information required by Part I, Item 1 to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the explanatory note to Part I of Form S-8.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Information required by Part I, Item 2 to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the explanatory note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which we have filed with the Securities and Exchange Commission, are incorporated by reference in this registration statement:

         (a) Our annual report on Form 10-K for the fiscal year ended December 31, 2000 filed on March 30, 2001.

         (b) Our quarterly report on Form 10-Q for the three month period ended March 31, 2001 filed on May 15, 2001.

         (c) The description of our common stock, which is contained in our registration statement on Form 8-A filed on February 6, 2001 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the effective date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that (1) indicates that all securities registered on this registration statement have been sold or (2) deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The Deferred Compensation Obligations registered hereunder (the "Obligations") are our unsecured obligations to pay deferred compensation in the future in accordance with the terms of the Oil States International, Inc. Deferred Compensation Plan (the "Plan"), which is filed as Exhibit 4.3 to this Registration Statement, and the Oil States International, Inc. Deferred Compensation Plan Trust Agreement (the "Trust Agreement"), a form of which consistent in all material respects to the Trust Agreement is filed as
Exhibit 4.4 to this Registration Statement. Such exhibits set forth a description of the Obligations and are incorporated herein by reference in their entirety in response to this Item 4, pursuant to Rule 411(b)(3) under the Securities Act of 1933.

         No participant under the Plan shall have any preferred claim to, or any beneficial ownership interest in, any assets which are subject to the trust established by the Trust Agreement (the "Trust"). All such assets are subject to the claims of our creditors until they are paid out of the Trust to the participants in accordance with the terms of the Plan. The Plan provides that the Obligations of our subsidiaries are separate and will be administered by separate sub-trusts for each subsidiary. The sub-trusts will be substantially similar to the Trust Agreement.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 145 further provides that a corporation similarly may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which he shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

         Section 145 also provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Furthermore, Section 145 provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Our Bylaws generally provide for the indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that such person is or was a director or officer of our company or a constituent corporation absorbed in a consolidation or merger, or is or was serving at the request of our company or a constituent corporation absorbed in a consolidation or merger, as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees), liability and loss actually and reasonably incurred or suffered by such person in connection with such proceeding, whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of our company, except to the extent that such indemnification is prohibited by applicable law. Our Bylaws also provide that such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled as a matter of law or under any bylaw, agreement, vote of stockholders or otherwise.

         As permitted by Section 102(b)(7) of the DGCL, our Amended and Restated Certificate of Incorporation provides that directors of our company shall have no personal liability to our company or our stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director's duty of loyalty to our company or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation's capital stock) or (4) for any transaction from which a director derived an improper personal benefit.

         In addition, we have entered into indemnity agreements with our directors and executive officers containing provisions which are in some respects broader than the specific indemnification provisions contained in the DGCL. The U.S. and international purchase agreements that we have entered into in connection with our initial public offering also contain certain provisions for the indemnification against certain civil liabilities under the Securities Act of our directors and certain of our officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Unless otherwise indicated below as being incorporated by reference to another document that we have filed with the Commission, each of the following exhibits is filed herewith:

         4.1 Amended and Restated Certificate of Incorporation of Oil States International, Inc. (filed with the Commission as
                  Exhibit 3.1 to our Form 10-K filed on March 30, 2001 and incorporated herein by reference)

         4.2 Amended and Restated Bylaws of Oil States International, Inc. (filed with the Commission as Exhibit 3.2 to our Form 10-K filed on March 30, 2001 and incorporated herein by reference)

         4.3      Oil States International, Inc. Deferred Compensation Plan

         4.4 Form of Oil States International, Inc. Deferred Compensation Plan Trust Agreement

         5.1      Opinion of Vinson & Elkins L.L.P.

         23.1     Consent of Ernst & Young LLP

         23.2     Consent of Arthur Andersen LLP (Dallas, Texas)

         23.3     Consent of PricewaterhouseCoopers LLP (Edmonton, Alberta)

         23.4     Consent of PricewaterhouseCoopers LLP (Calgary, Alberta)

         23.5     Consent of Ernst & Young LLP

         23.6     Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

         24.1 Powers of Attorney (included on the signature page to this registration statement)

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

              (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(a) and
(1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 12th day of June, 2001.

                                       OIL STATES INTERNATIONAL, INC.



                                       By: /s/ Douglas E. Swanson
                                          --------------------------------------
                                           Douglas E. Swanson
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Cindy B. Taylor and/or Douglas E. Swanson, each and individually, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments or post-effective amendments to this registration statement on Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that such attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 12th day of June, 2001.

                       SIGNATURE                                                 TITLE
                       ---------                                                 -----
                /s/ Douglas E. Swanson                       President, Chief Executive Officer and Director
--------------------------------------------------------     (Principal Executive Officer)
                  Douglas E. Swanson

                  /s/ Cindy B. Taylor                        Chief Financial Officer
--------------------------------------------------------     (Principal Financial Officer)
                    Cindy B. Taylor

                 /s/ Robert W. Hampton                       Vice President - Finance and Accounting
--------------------------------------------------------     (Principal Accounting Officer)
                   Robert W. Hampton

                   /s/ L.E. Simmons                          Chairman of the Board
--------------------------------------------------------
                     L.E. Simmons

                  /s/ Martin Lambert                         Director
--------------------------------------------------------
                    Martin Lambert

                   /s/ Mark G. Papa                          Director
--------------------------------------------------------
                     Mark G. Papa

                 /s/ Gary L. Rosenthal                       Director
--------------------------------------------------------
                   Gary L. Rosenthal

                  /s/ Andrew L. Waite                        Director
--------------------------------------------------------
                    Andrew L. Waite

                 /s/ Stephen A. Wells                        Director
--------------------------------------------------------
                   Stephen A. Wells

                                INDEX TO EXHIBITS

       EXHIBIT
       NUMBER                            DESCRIPTION
       -------                           -----------
         4.1      Amended and Restated Certificate of Incorporation of Oil
                  States International, Inc. (filed with the Commission as
                  Exhibit 3.1 to our Form 10-K filed on March 30, 2001 and
                  incorporated herein by reference)

         4.2      Amended and Restated Bylaws of Oil States International, Inc.
                  (filed with the Commission as Exhibit 3.2 to our Form 10-K filed on March 30, 2001 and incorporated herein by reference)

         4.3      Oil States International, Inc. Deferred Compensation Plan

         4.4      Form of Oil States International, Inc. Deferred Compensation
                  Plan Trust Agreement

         5.1      Opinion of Vinson & Elkins L.L.P.

         23.1     Consent of Ernst & Young LLP

         23.2     Consent of Arthur Andersen LLP (Dallas, Texas)

         23.3     Consent of PricewaterhouseCoopers LLP (Edmonton, Alberta)

         23.4     Consent of PricewaterhouseCoopers LLP (Calgary, Alberta)

         23.5     Consent of Ernst & Young LLP

         23.6     Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

         24.1 Powers of Attorney (included on the signature page to this registration statement)